UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023

Flora Growth Corp.
(Exact Name of Registrant as Specified in Its Charter)

Province of Ontario	001-40397	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

3406 SW 26th Terrace, Suite C-1

Fort Lauderdale, Florida 33132

(Address of principal executive offices) (Zip Code)

(954) 842-4989

(Registrant’s Telephone Number, Including Area Code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	FLGC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

Resignation and Separation of Luis Merchan

On April 12, 2023, Luis Merchan tendered his resignation as both Chairman of the Board of Directors (the “Board”) of Flora Growth Corp., a corporation organized under the laws of the Province of Ontario (“Flora” or the Company”) and as the Company’s Chief Executive Officer, with such resignation becoming effective on such date (the “Merchan Separation Date”). Mr. Merchan’s resignation from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Merchan’s resignation, on the Merchan Separation Date, the Company entered into a Separation Agreement and Release with Mr. Merchan (the “Merchan Separation Agreement”), pursuant to which Mr. Merchan will be entitled to the following benefits:

•	a cash severance payment in the amount of $385,000 (the “Cash Payment”), representing one years’ base salary, paid in eight equal monthly instalments commencing May 1, 2023;
•	a cash payment in the amount of $24,000 to cover health insurance premiums for a period of twelve months (“Health Insurance Payment”), payable on December 1, 2023; and
•	1,600,000 newly privately issued shares of the Company’s common shares, no par value (the “Common Shares”).

In the event the Company closes a debt financing in which it receives gross proceeds of $5 million or more (a “Debt Financing”), the Health Insurance Payment, if unpaid, and any remaining instalments of the Cash Payment shall be accelerated and payable within three business days of the closing of the Debt Financing.

The Merchan Separation Agreement additionally includes a customary general release of claims by Mr. Merchan in favor of the Company and certain related persons and parties.

The foregoing description of the Merchan Separation Agreement is only a summary and is qualified in its entirety by reference to the full text of the Merchan Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Appointment of Chief Executive Officer

On April 16, 2023, the Board appointed Hussein Rakine, the current President of the Company’s subsidiary, Just Brands LLC (“JustCBD”), as the Company’s Chief Executive Officer (principal executive officer) and as a Director, in each case effective on April 16, 2023. The Board appointed Dr. Rakine as a Director to fill the vacancy created by Mr. Merchan’s resignation, as described above, and Dr. Rakine will serve as a Director until the next election of directors at the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”) and until his successor shall be elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal.

Prior to his appointment, Dr. Rakine, age 27, led JustCBD’s operations for the Company since its acquisition in February 2022. Dr. Rakine founded JustCBD in 2017 and was its Chief Executive Officer until the Company’s acquisition of the business. Dr. Rakine also previously founded various companies in the cannabis industry in the South Florida region, including a distribution business and retail business. Dr. Rakine is a founding member of the Florida Hemp Council, a member of the Young Presidents Organization (YPO) and was awarded the Forbes 30 under 30 class of 2022. Dr. Rakine received his BA and MBA from Nova Southeastern University and received his Doctorates in Strategic Leadership from Liberty University.

In connection with Dr. Rakine’s appointment as Chief Executive Officer, Dr. Rakine and Flora Growth Management Corp. (“Flora Management”), a wholly owned subsidiary of the Company, entered into an employment agreement, effective April 16, 2023, pursuant to which Dr. Rakine serves as the Chief Executive Officer of Flora Management and the Company. The term of the agreement is for an indefinite period, unless sooner terminated in accordance with the employment agreement.

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Dr. Rakine’s employment agreement provides for a base salary of $320,000 (as may be increased by our Board), an annual discretionary bonus opportunity targeted at 100% of base salary and the opportunity to participate in any equity compensation plan, other incentive compensation programs and other health, benefit and incentive plans offered to other senior executives of the Company. Dr. Rakine is also entitled to paid time off and holiday pay in accordance with Flora Management’s policies. The employment agreement provides that upon execution thereof, Dr. Rakine shall receive a restricted common share award under the Company’s 2022 Incentive Compensation Plan (the “2022 Plan”) of 1,200,000 common shares that vest on June 7, 2023. The employment agreement also provides that, provided the Company’s shareholders approve a proposal at the 2023 Annual Meeting to increase the number of shares available for issuance under the 2022 Plan, Dr. Rakine will be entitled to receive an award of restricted common shares having a value of $300,000 as of the date of such potential grant. Such restricted common shares, if awarded, would vest 12 months following the date of the grant.

In addition, upon termination of Mr. Rakine’s employment agreement without “Cause” or resignation by Mr. Rakine for “Good Reason,” as those terms are defined in the employment agreement, Mr. Rakine will, conditioned upon his execution of a separation and release agreement, be eligible to receive the following payments:

•	an aggregate amount equal to his base salary at the rate in effect on his last day of employment (the “Rakine Severance Payment”), fifty percent (50%) of which shall be paid in a lump sum on the third business day following the Release Effective Date (the “Payment Date”), and the remaining fifty percent (50%) of which shall be paid in twelve equal monthly installments commencing on the effective date of termination;
•	additional monthly payments equal to $2,000 for a period of 12 months following the effective date of termination for the purpose of covering Mr. Rakine’’s health insurance, subject to cessation if Mr. Rakine becomes eligible to obtain insurance coverage from another group insurance plan (the “Rakine Additional Amount”);
•	any unvested restricted common shares issued to him under the Company’s 2022 Plan; and
•	a pro rata share of his discretionary annual bonus relating to the year in which his employment ceases.

In the event Dr. Rakine is terminated without “Cause” or Mr. Rakine resigns for “Good Reason” three months prior to or following a “Change in Control,” as those terms are defined in his employment agreement (a “Change in Control Termination”), Dr. Rakine will be eligible to receive the payments set forth above, provided however that the Rakine Severance Payment shall be increased to one and one half times (1.5X) Dr. Rakine’s base salary, payable as set forth above.

In the event that Dr. Rakine’s employment terminates as a result of “Disability,” as such term is defined in the employment agreement, or death, Dr. Rakine or his estate, as applicable, conditioned upon his or its execution of a separation and release agreement, will be eligible to receive (i) his pro rata share of his discretionary annual incentive bonus (at no less than target in the event of death) and (ii) payments of the Rakine Additional Amount for a period of 12 months following his termination of employment, provided, however, that in the case of termination due to “Disability,” as such term is defined in the employment agreement, if health insurance coverage becomes available to Dr. Rakine under another group insurance plan during the twelve-month period, payment of the Rakine Additional Amount shall cease. In addition, in the event of Dr. Rakine’s death, Dr. Rakine’s estate shall be entitled to the fully vested but unpaid rights as required by the terms of any bonus or other incentive pay plan or any other employee benefit plan.

Dr. Rakine’s employment agreement provides that he is obligated to devote a substantial majority of his business time, attention, skill and effort to the performance of his duties under the employment agreement, provided that, to the extent such activities do not impair the performance of his duties to Flora Management, us or our affiliates, Dr. Rakine is permitted to engage in the following other specified activities: (i) engaging in personal investments and charitable, professional and civic activities; (ii) serving on boards of directors of entities that do not compete with Flora Management, us or any of our affiliates; (iii) serving as Chairman of our Board, if appointed; and (iv) certain other activities and director positions that our Board may approve.

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Dr. Rakine’s employment agreement provides that, during the term of his employment and for a period of 12 months following the expiration, resignation or termination of his employment, Dr. Rakine agrees, subject to certain permitted exceptions, not to (i) engage in any competing business in certain geographic regions, provided, however, that Mr. Rakine may own five percent or less of the outstanding stock of any publicly traded corporation or other entity that engages in a competing business, (ii) solicit for the purpose of conducting a competing business any customer or prospective customer of Flora Management, us or any of our affiliates in a line of business that we, Flora Management, or any of our affiliates conducts or plans to conduct as of the date of Dr. Rakine’s termination or (iii) solicit or employ any person who is, or was at any time during the two-year period prior to Dr. Rakine’s termination, an employee with a senior management position at Flora Management, us or any of our affiliates.

The foregoing description of Dr. Rakine’s employment agreement is only a summary and is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

There are no family relationships between Dr. Rakine and any director or executive officer of the Company, and Dr. Rakine does not have any other direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Dr. Rakine and any other persons pursuant to which he was selected as Chief Executive Officer and a Director of the Company.

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Item 7.01 Regulation FD Disclosure.

On April 18, 2023, the Company issued a press release relating to the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1#	Separation Agreement and Release, dated April 12, 2023, by and among, Flora Growth Corp., Flora Growth Management Corp. and Luis Merchan
10.2#*	Executive Employment Agreement, dated April 12, 2023, by and between Flora Growth Management Corp. and Hussein Rakine.
99.1	Press Release dated April 18, 2023
104	Cover Page Interactive Data File

# Management contract or compensation plan or arrangement.

* Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORA GROWTH CORP.

Date: April 18, 2023	By:	/s/ Hussein Rakine
	Name:	Hussein Rakine
	Title:	Chief Executive Officer

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